UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. [            ] )

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

WASATCH FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Shareholders of the Wasatch Strategic Income Fund

Please note that this letter updates certain information contained in the Proxy Statement dated June 8, 2007 previously delivered to you. Please call Computershare Fund Services at 1. 866.525.2771 with any questions.

The sections entitled “General Information- Share Ownership” and “General Information—Share Ownership of Directors and Officers” of the Proxy Statement are deleted in their entirety and replaced with the following:

Share Ownership

To the knowledge of Company management, no persons were the beneficial or record owners of more than 5% of the outstanding shares of the Fund as of the Record Date, except as set forth below.

Title of Class	Name and Address	Number of Shares	Percentage of Class Outstanding (%)
Series L	Samuel S. Stewart Jr.* 269 A Street Salt Lake City, UT 84103	233,468.58	9.61%
Series L	Charles Schwab & Co., Inc. 101 Montgomery Street, San Francisco, CA 94104-4122	504,396.377	20.75%
Series L	National Financial Services LLC 200 Liberty Street One World Financial Center New York, NY 10008-3908	515,434.296	21.21%

*Share	Ownership for Mr. Stewart is as of May 31, 2007.

Share Ownership of Directors and Officers

As of May 31, 2007, the Directors and executive officers of the Company solicited by this Proxy Statement beneficially owned the following outstanding shares of the Fund:

Name of Beneficial Owner	Number of Shares
Directors
Samuel S. Stewart, Jr.*	233,468.58
James U. Jensen	None
William R. Swinyard	None
D. James Croft	None
Officers
Venice F. Edwards	None
Daniel D. Thurber	None
Russell Biles	None
Melanie L. Hulett	None
All Directors and Officers as a Group	233,468.58

*	Mr. Stewart holds sole voting and investment power with respect to the shares shown.